SECURITIES AND EXCHANGE COMMISSION

		     Washington, D.C.  20549




			    FORM 8-K

			 CURRENT REPORT




	     Pursuant to Section 13 or 15(d) of the
		 Securities Exchange Act of 1934


		Date of Report: July 14, 1995




		PACIFIC GAS AND ELECTRIC COMPANY
     (Exact name of registrant as specified in its charter)



California                    1-2348              94-0742640

(State or other juris-      (Commission         (IRS Employer
diction of incorporation)   File Number)   Identification Number)

77 Beale Street, P.O.Box 770000, San Francisco, California 94177
       (Address of principal executive offices) (Zip Code)






Registrant's telephone number, including area code:(415) 973-7000


Item 5.  Other Events

A.      Gas Restructuring and Settlement Proposal

On June 27, 1995, the assigned administrative law judge (ALJ) in the Company's rate case for the California portion of the PGT/PG&E Pipeline Expansion Project (PG&E Expansion) issued an order setting hearings to consider the market impacts of the PG&E Expansion. (The PGT/PG&E Pipeline Expansion Project (Expansion Project), which was placed into service in 1993, expanded the capacity of Pacific Gas Transmission Company's (PGT) natural gas pipeline from Canada to California and the Company's interconnected pipeline into California.) The order indicates that hearing topics would include, among other things, (1) the effects of California regulation on upstream transportation markets, (2) operation of the cross-over ban (which requires that gas delivered from the PGT portion of the Expansion Project must be transported at PG&E Expansion rates as opposed to rates charged for use of the Company's original intrastate system, which are lower), (3) effects of the "backbone" credit (which removes charges associated with transmission on the original system, that would otherwise be included in the Company's intrastate rates, for certain customers in the Company's service area using the PG&E Expansion), (4) identification of so-called "stranded costs" associated with pipeline capacity, and (5) the Company's discounting practices.

The ALJ's order also re-opened the proceeding in which the California Public Utilities Commission (CPUC) approved the PG&E Expansion, in order to consider an allegation that the Company concealed critical documents relating to the Company's decision to proceed with the Expansion Project. The ALJ's order provides that any recommendations for CPUC action may be made after discovery on the issues.

On July 6, 1995, the Company filed a motion to request that the hearings be suspended to enable parties to engage in meaningful settlement discussions encompassing both a restructuring of the Company's gas transmission system and a broad range of gas-related issues arising in other proceedings. Those proceedings include the PG&E Expansion reasonableness case and the Interstate Transition Cost Surcharge proceeding.

The Company's proposal contemplates that settlement negotiations would extend from August 4 to November 1, 1995. The Company intends to use the discussions to consider restructuring of its gas transmission business to achieve increased competition and efficiency. The Company will propose that parties discuss open access intrastate transmission service, brokering of capacity on its transmission system, and performance-based ratemaking to determine the Company's earnings.

At a prehearing conference held on July 7, 1995, the ALJ granted in part the Company's request to suspend the hearing schedule to allow settlement discussions to commence. The ALJ called for the parties to exchange factual reports on the market impact issues listed in his earlier order and to hold a workshop on such information with comments to follow. Testimony and hearings are suspended in accordance with the Company's motion.



SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


			      PACIFIC GAS AND ELECTRIC COMPANY


				 LESLIE H. EVERETT
			      By ________________________________
				 LESLIE H. EVERETT
				 Corporate Secretary

Dated:  July 14, 1995